UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                            SCHEDULE 14AR INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]
Check the appropriate box:
[  ] Preliminary Proxy Statement      [  ] CONFIDENTIAL, FOR USE OF THE
                                     COMMISSION ONLY (AS PERMITTED BY RULE 14A-
                                     6(E) (2))
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-
                                     12
                        ORRSTOWN FINANCIAL SERVICES, INC.
  ----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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                    [Orrstown Financial Services, Inc. Logo]




Orrstown Financial Service, Inc.
77 East King Street
Shippensburg, PA  17257

                              April 2, 2004



Dear Shareholder,

      You are invited to attend the 2004 Annual Meeting of Shareholders of Orrstown Financial Services, Inc. to be held on Tuesday, May 4, 2004 beginning at 9:00 a.m. The meeting will be held in the King Street Conference Room of the Orrstown Bank Administrative Center located at 77 East King Street, Shippensburg, Pennsylvania.

     A Notice of the Annual Meeting, Proxy Statement and Proxy are enclosed with this mailing. You are encouraged to review this material and complete, sign, date and return the Proxy in the postage-paid envelope provided. It is important for you to return the Proxy regardless of whether you plan to attend the Annual Meeting. I also invite you to review the enclosed Annual Report, which includes details of the success achieved by your company during 2003.



                              Sincerely,





                              Kenneth R. Shoemaker
                              President and Chief Executive Officer



                    [Orrstown Financial Services, Inc. Logo]





Orrstown Financial Services, Inc.
77 East King Street
Shippensburg, Pennsylvania  17257

                                   April 2, 2004



                    Notice of Annual Meeting of Shareholders

      The Annual Meeting of Shareholders of Orrstown Financial Services, Inc. will be held on Tuesday, May 4, 2004, at 9:00 a.m., in the King Street Conference Room of the Orrstown Bank Administrative Center located at 77 East King Street, Shippensburg, Pennsylvania, to consider and take action on the following matters:

     1. Elect three directors to Class B for three year terms expiring in 2007;

      2. Approve  an  amendment  to  the  Articles  of  Incorporation   to
         increase the number of authorized shares of the Company's common stock from 10 million shares to 50 million shares; and

     3. Transact such other business as may properly come before the meeting.

      Your Board of Directors recommends a vote "FOR" the election as directors to Class B of the three nominees listed in the enclosed Proxy Statement and a vote "FOR" the proposed amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 10 million shares to 50 million shares.

      This Notice of Annual Meeting of Shareholders, the Proxy Statement and the enclosed Proxy card are being sent to shareholders of record at the close of business on March 25, 2004.






                                   Denver L. Tuckey
                                   Secretary

TABLE OF CONTENTS                                           Page

Annual Meeting Information                                    1

     Who is entitled to vote?                                 1
     On what am I voting?                                     1
     How does the Board of Directors recommend I vote
        on the proposals?                                     2
     How do I vote?                                           2
     What is a quorum?                                        2
     What vote is required to approve each proposal?          2
     Who will count the vote?                                 3
     What is the deadline for shareholder proposals for next
        year's Annual Meeting?                                3
     How are proxies being solicited?                         3

Share Ownership of Certain Beneficial Owners                  3

Share Ownership of Management                                 4

     Section 16(a) Beneficial Ownership Reporting Compliance  5

Item 1- Election of Directors                                 5

     Biographical Summaries of Nominees and Directors         6
     Executive Officers                                       8
     Board Committees and Meeting Attendance                  8
     Audit Committee Report                                  10
     Compensation of Directors                               11
     Report on Executive Compensation                        12
     Company Performance                                     14
     Executive Compensation                                  16
               Summary of Compensation                       16
                Option Grants in 2003                        17
                Aggregated Option Exercises in 2003
                  and Year-end Option Values                 18
                Retirement Benefits                          18
              Change in Control Agreement                    19
     Transactions with Management                            20
     Independent Certified Public Accountants                20
     Shareholder Communications with the Board of Directors  21

Item 2 - Approve Amendment to Articles of Incorporation      21

     Proposed Amendment                                      21
     Reasons for the Proposed Increase in Common Shares      22
     Effective Date                                          23
     Vote Required                                           23
     Board Recommendation                                    23






                        ORRSTOWN FINANCIAL SERVICES, INC.
                               77 East King Street
                        Shippensburg, Pennsylvania 17257


                                 PROXY STATEMENT



Annual Meeting Information

      This proxy statement contains information about the Annual Meeting of Shareholders of Orrstown Financial Services, Inc. to be held Tuesday, May 4, 2004, beginning at 9:00 a.m., in the King Street Conference Room of the Orrstown Bank Administrative Center located at 77 East King Street, Shippensburg, Pennsylvania, and at any adjournments or postponements of the meeting. The proxy statement was prepared at the direction of the Company's Board of Directors to solicit your proxy for use at the Annual Meeting. It will be mailed to shareholders on or about April 2, 2004.

Who is entitled to vote?

      Shareholders owning Company common stock on March 25, 2004 are entitled to vote at the Annual Meeting or any adjournment or postponement of the meeting. Each shareholder has one vote per share on all matters to be voted on. On March 1, 2004 there were 5,097,249 shares of Common Stock outstanding.

On what am I voting?

     You will be asked to:

     1. Elect 3 directors to Class B for three year terms expiring in 2007; and

     2. Approve an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 10 million shares to 50 million shares.

The Board of Directors is not aware of any other matters to be presented for action at the meeting. If any other matter requiring a vote of the shareholders would be presented at the meeting, the proxies will vote according to the directions of Company management.
How does the Board of Directors recommend I vote on the proposals?

     The Board of Directors recommends:

     1. A vote FOR the election of each of the three nominees as directors to Class B; and

     2. A vote FOR approval of the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 10 million shares to 50 million shares.

How do I vote?

     Sign and date each proxy form you receive and return it in the postage-paid envelope provided. If you sign your proxy form but do not mark your choices, your proxies will vote for:

       *   the three persons nominated for election as directors to Class B; and

       * approval of the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 10 million shares to 50 million shares.

     You may revoke your proxy at any time before it is exercised. To do so, you must give written notice of revocation to the Secretary, Orrstown Financial Services, Inc., 77 East King Street, Shippensburg, Pennsylvania 17257, submit another properly signed proxy with a more recent date, or vote in person at the meeting.

What is a quorum?

      A "quorum" is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares. There must be a quorum for the meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law. Brokers holding shares in street name for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. Such shares for which brokers have not received voting instructions from their customers are called "broker non-votes." Under Pennsylvania law broker non-votes will be counted to determine if a quorum is present with respect to any matter to be voted upon by shareholders at the meeting only if such shares have been voted at the meeting on another matter other than a procedural motion.

What vote is required to approve each proposal?

      In the election of directors, the three nominees for election as directors to Class B receiving the highest number of votes will be elected to the Board of Directors.



     The affirmative vote a majority of the votes cast is required to approve the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 10 million shares to 50 million shares.

Who will count the vote?

      The Judges of Election appointed by the Board of Directors will count the votes cast in person or by proxy at the Annual Meeting.

What is the deadline for shareholder proposals for next year's Annual Meeting?

      Shareholders may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission and the Company's By-laws. Proposals intended for inclusion in next year's proxy statement and proxy card must be received by the Company not later than November 30, 2004. All proposals should be addressed to the Secretary of the Company.

How are proxies being solicited?

      In addition to solicitation by mail, the officers, directors and employees of the Company may, without additional compensation, solicit proxies by telephone or personal interview. Brokers and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of Common Stock held by such persons and will be reimbursed by the Company for their expenses. The cost of soliciting proxies for the Annual Meeting will be born by the Company.

Share Ownership of Certain Beneficial Owners

     The Company does not know of any person who beneficially owned more than 5% of the Company's Common Stock on March 1, 2003, except as shown in the following table:


Name and address of       Common Stock           Percent of
  Beneficial Owner     Beneficially Owned           Class

Orrstown Bank             799,437 (1)              15.68%
77 East King Street
Shippensburg, PA 17257

-----------------------------------------------------------------

(1)  Shares held directly by the Bank, or by way of its nominees, in  its trust department as fiduciary for certain trusts, estates and  agency accounts that beneficially own the shares.  The  Bank shares  voting  power as to 419,327 of these  shares  but,  as  a matter of policy, votes such shares solely in accordance with the directions,  if  any, of the persons with whom it  shares  voting
power.   The  Bank has sole voting power as to 138,991  of  these
shares  and,  subject to the provisions of governing  instruments and/or in accordance with applicable provisions of fiduciary law, may  vote  such shares in what it reasonably believes to  be  the best  interest of the respective trust, estate or agency  account for  which it holds such shares.  As a matter of policy, however, the Bank does not vote shares for which it has sole voting power.
The  Bank  does not have the right to vote the remaining  241,119 shares and disclaims beneficial ownership of such shares.

Share Ownership of Management

      The following table shows the number of shares of Company Common Stock beneficially owned by each incumbent director, each nominee and each executive officer named in the Summary Compensation Table appearing on page 15, and by all of the incumbent directors, nominees and executive officers of the Company as a group, as of March 1, 2004. Except as otherwise indicated, sole voting power and sole investment power with respect to the shares shown in the table are held either by the individual alone or by the individual together with his or her spouse.

           Name               Common Stock
                           Beneficially Owned
                                 (1)(2)

    Anthony F. Ceddia               4,473
    Jeffrey W. Coy                 29,194
    Jeffrey W. Embly               18,332
    Bradley S. Everly              17,152
    Philip E. Fague                22,183
    Stephen C. Oldt                19,566
    Andrea Pugh                    19,217
    Gregory Rosenberry             34,110
    Kenneth          R.            50,532
    Shoemaker
    Glenn W. Snoke                 11,479

                              Common Stock
           Name            Beneficially Owned
                                 (1)(2)
    Denver L. Tuckey             10,612
    John S. Ward                  4,811
    Joel R. Zullinger            27,071
    Directors,                  293,493
    nominees
    and
    executiveofficers
    as a group (17
    persons
    including those
    named
    above)

-----------------------------------------------------------------------------

(1) On March 1, 2004, none of the individuals named in the above table beneficially owned more than 1% of the outstanding shares of Company Common Stock. On that date, all of the incumbent directors, nominees, and executive officers as a group beneficially owned approximately 5.63% of the outstanding shares of Company Common Stock. Fractional shares beneficially owned by such individuals have been rounded down to the number of whole shares beneficially owned.

(2) The amounts shown include the following amounts of Common Stock that the indicated individuals and group have the right to acquire within 60 days of March 1, 2004 through the exercise of stock options granted pursuant to the Company's stock option plans: Mr. Ceddia, 2,166; Mr. Coy, 2,706; Mr. Embly, 12,610; Mr. Everly, 12,238; Mr. Fague, 15,044; Mr. Oldt, 5,624; Ms.
    Pugh, 2,706; Mr. Rosenberry, 2,706; Mr. Shoemaker, 28,198; Mr. Snoke, 2,706; Mr. Tuckey, 2,706; Mr. Ward, 2,706; Mr. Zullinger, 2,706; and all directors, nominees and executive officers as a group, 117,460 shares.

     Section  16(a) Beneficial Ownership Reporting Compliance.    Based  on  our
records, we believe that during 2003 our directors and executive officers complied with all SEC filing requirements applicable to them.

                         ITEM 1 -  ELECTION OF DIRECTORS

      The By-laws of the Company provide that the directors will serve in three classes, as nearly equal in number as possible, with each class of directors serving a staggered, three year term of office. At each annual meeting of shareholders, a class consisting of approximately one third of all of the Company's directors is elected to hold office for a term expiring at the annual meeting held in the third year following the year of their election and until their successors have been elected. At the Annual Meeting the shareholders will be asked to elect three directors to Class B to serve until the annual meeting of shareholders in 2007 or until their successor is elected.

     The Board of Directors has nominated the following persons for election as directors to Class B:

                              Gregory A. Rosenberry
                                 Glenn W. Snoke
                                Denver L. Tuckey

All of the nominees are presently serving as directors of the Company and of Orrstown Bank, the wholly owned bank subsidiary of the Company.

     Your shares of Company Common Stock represented by your proxy will be voted FOR the election of the three named nominees unless you mark the proxy form to withhold authority to vote for one or more of the nominees. If one or more of the nominees is unable or unwilling to serve as a director, the persons named in the proxy will vote for the election of such substitute nominee, if any, as will be named by the Board of Directors. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve as a director. Each nominee has expressed a willingness to serve if elected.

      The Board of Directors recommends a vote FOR the election of all three nominees as directors to Class B.

Biographical Summaries of Nominees and Directors

      Information about the nominees for election as directors to Class B at the Annual Meeting and information about the directors in Class A and Class C is set forth below.

                      CLASS A DIRECTORS - TERM EXPIRES 2005

                                   Principal occupation
                                   for last 5 years and     Director
      Name             Age           position with the       Since
                                          Company

Jeffrey W. Coy         52         State Legislator; Vice    1984(1)
(2)                               Chairman of the Company
                                       and the Bank

John S. Ward           66            President, Modern        1999
(3)                               Transit Partnership, a
                                  non-profit organization
                                    created to support
                                  bringing commuter rail
                                        to Central
                                   Pennsylvania; retired
                                  Chief Clerk, Cumberland
                                   County, Pennsylvania

Joel R.                55            Attorney-at-Law;       1981(1)
Zullinger                          Chairman of the Board
(2)                               of the Company and the
                                           Bank






                      CLASS B DIRECTORS - TERM EXPIRES 2007

                                   Principal Occupation
                                   for last 5 years and    Director
      Name             Age          position with the       Since
                                         Company

Gregory A.             49         President, Tri-Valley      1997
Rosenberry                          Forestry, Inc., a
                                  timber harvesting and
                                    wholesale business

Glenn W. Snoke         55           President, Snokes        1999
                                   Excavating & Paving,
                                           Inc.

Denver L. Tuckey       70          Retired businessman;      1995
(2)(3)                               Secretary of the
                                   Company and the Bank




                  CLASS C DIRECTOR NOMINEES - TERM EXPIRES 2006

                                    Principal occupation
                                    for last 5 years and    Director
      Name              Age          position with the       Since
                                          Company

Anthony F. Ceddia        60              President,           1996
(3)                                     Shippensburg
                                         University

Andrea Pugh              51           Owner, PharmCare        1996
(3)                                    Consultants, a
                                    pharmacy consulting
                                          business

Kenneth R.               56         President and Chief      1986(1)
Shoemaker                           Executive Officer of
(2)                                 the Company and the
                                            Bank

-----------------------------------------------------------------------------
(1) Includes service as director of Orrstown Bank during period prior to 1988, when Orrstown Bank became a wholly-owned subsidiary of the Company.
(2)  Member of the Executive Committee of the Bank.
(3)  Member of the Audit Committee.



Executive Officers

          In addition to Kenneth R. Shoemaker, President and Chief Executive Officer of the Company and the Bank, who also serves on the Board of Directors and whose biographical information is set forth above, the Executive Officers of the Company and/or the Bank are:

          Philip E. Fague - age 44; Executive Vice President and Assistant Treasurer of the Company; and Executive Vice President and Chief Sales and Service Officer of the Bank.

          Stephen C. Oldt - age 61; Executive Vice President and Assistant Secretary of the Company; and Executive Vice President and Chief Operations Officer of the Bank.

     Bradley S. Everly - age 52; Senior Vice President and Treasurer of the Company; and Senior Vice President and Chief Financial Officer of the Bank.

     Barbara E. Brobst - age 45; Vice President and Senior Trust Officer of the Bank.

           Stephen C. Caldwell - age 55; Vice President and Director of Human Resources of the Bank.

          Nathan A. Eifert - age 35; Vice President and Director of Marketing of the Bank.

           Jeffrey W. Embly - age 33; Vice President of the Company; and Vice President and Senior Loan Officer of the Bank.

          Benjamin S. Stoops - age 52; Vice President and Chief Technology Officer of the Bank.

Board Committees and Meeting Attendance

      During 2003 the Board of Directors of the Company met 13 times and the Board of Directors of Orrstown Bank met 13 times. The Board of Directors of the Company has an Executive Committee that did not hold any meetings in 2003, and an Audit Committee. The Board of Directors of the Bank has an Executive Committee. During 2003 all of the Directors of the Company and the Bank attended at least 75% of all meetings of the respective Boards and Committees on which they served. In addition, although the Company does not have a formal policy regarding the attendance by Directors at the Annual Meeting of Shareholders, it is generally expected that each Director will attend. All of the Company's Directors attended the Annual Meeting of Shareholders in 2003.

      Executive Committee. The Executive Committee of the Bank's Board of Directors acts on matters between regular meetings of the Board of Directors. The Executive Committee also makes recommendations regarding compensation to the Board of Directors and reviews the qualifications of and makes recommendations to the Board of Directors regarding potential candidates to be nominated for election to the Board of Directors. Those candidates recommended by the Executive Committee are then submitted to the Board of Directors for approval as nominees. In making its recommendations, the Executive Committee determines the appropriate qualifications, skills and characteristics desirable for the Board
of         Directors         in        the        context         of         the

strategic direction of the Company and the Bank. Although there are no stated minimum criteria for nominees, the Executive Committee considers a variety of factors including a candidate's integrity, independence, qualifications, skills, experience, including experience in finance and banking, compatibility with other members of the Board of Directors, and such other factors as it may deem to be in the best interest of the Bank, the Company and its shareholders, which factors may change from time to time. The Executive Committee will consider candidates recommended by shareholders, other directors and other sources including the community and the Bank's regional advisory boards. The Executive Committee met 13 times during 2003. The members of the Executive Committee are Jeffrey W. Coy, Chairman, Kenneth R. Shoemaker, Denver L. Tuckey and Joel R. Zullinger. The same individuals also constitute the Executive Committee of the Board of Directors of the Company. Although they hold offices of the Company and the Bank, the Board of Directors has determined that Messrs. Coy, Tuckey and Zullinger are independent as defined in the listing standards of the National Association of Securities Dealers, Inc. (NASD) because they hold such offices in their capacities as Directors and because they do not, except as Directors, perform a policy making function, and are not otherwise in charge of a principal business unit, division or function of the Company or the Bank. As President and Chief Executive Officer of the Company and the Bank, Mr. Shoemaker is not independent.

      Audit  Committee.   The  Audit  Committee  is  responsible  for  providing
independent oversight and review of the Company's accounting functions and financial reporting and internal control systems. The Audit Committee monitors the preparation of quarterly and annual financial reports by Company management, including reviewing with management and the Company's independent auditors the scope and results of the annual audit and recommendations made by the independent auditors and related management responses, and reviews prior to filing all annual and quarterly reports and proxy statements filed with the Securities and Exchange Commission (SEC). The Audit Committee also is responsible for matters concerning the relationship between the Company and its independent auditors including their appointment, compensation and retention; approval of their audit and permissible non-audit services prior to engagement; and determining whether the independent auditors are "independent." In addition, the Audit Committee oversees management's implementation and reviews the effectiveness of the Company's internal control systems including reviewing policies relating to legal and regulatory compliance, ethics and conflicts of interest; and reviewing the activities and recommendations of the Company's internal auditing program.

     The Board of Directors revised the Audit Committee Charter in 2003 in order to bring it into conformity with requirements specified in the Sarbanes-Oxley Act of 2002 and related SEC regulations. A copy of the Audit Committee Charter, as revised, is included as Appendix A to this Proxy Statement.

     The members of the Audit Committee are Andrea Pugh, Chair, Anthony F. Ceddia, Denver L. Tuckey and John S. Ward, each of whom the Board of Directors has determined to be independent as defined in NASD listing standards. The Audit Committee Charter provides that the Audit Committee shall consist of at least 3 directors, each of whom is to be "independent" as defined by applicable law and regulation, and who also is free of any relationship that, in the opinion of the Board, could interfere with the exercise of their independent judgment. Consequently, Glenn W. Snoke, who served on the Audit Committee
through         December,        2003,         stepped         down         from
service on the Audit Committee in order that the services his business, Snokes Excavating & Paving, Inc., performs from time to time on behalf of the Bank would not appear to compromise independence on his part or that of the Audit Committee as a whole.

     The Audit Committee Charter also provides that at least one member of the Audit Committee must have accounting or related financial management expertise as the Board of Directors interprets such qualifications in its business judgment. Although the Board of Directors believes that it is appropriate for the Audit Committee to have at least one member with accounting or related financial management expertise, it also believes that there are a number of other important factors, discussed above with respect to the factors considered by the Executive Committee in connection with candidates for nomination for election to the Board of Directors that affect Board composition. In accommodating each of these factors and composing a Board of Directors that is, as a whole, strong in its collective knowledge of and diversity of skills and experience with respect to the business of banking and the communities and markets in which the Bank competes, together with demonstrated qualities exhibiting leadership, vision and business judgment, it is possible that from time to time no member of the Board of Directors will fully satisfy all conditions of the definition of "audit committee financial expert" in SEC Regulation S-K.

     The Board of Directors, however, believes that John S. Ward has the requisite financial management expertise required by the Audit Committee Charter as a result of his experience as Chief Clerk of Cumberland County, Pennsylvania, from which he is retired, and as President of Modern Transit Partnership. In each of these positions Mr. Ward was and is ultimately responsible for overseeing and assessing the performance of the County and the Partnership in the preparation of its respective financial statements, providing him with an understanding of and familiarily with generally accepted accounting principles and internal controls over financial reporting. The Board of Directors, however, has not determined that Mr. Ward is an "audit committee financial expert" as defined in SEC Regulation S-K principally because his experience has not presented to him the breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues raised by the Company's financial statements.

     The Audit Committee Charter provides that the Audit Committee is to meet at least 4 times each year. The Audit Committee met 7 times during 2003.

Audit Committee Report

     The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2003. The Audit Committee also has discussed with Smith Elliott Kearns & Company, LLC, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), received from Smith Elliott Kearns & Company, LLC, the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Smith Elliott Kearns & Company, LLC, that firm's independence. In that regard, the Audit Committee has considered whether the provision by Smith Elliott Kearns & Company, LLC, of certain limited permissible non-audit services in addition to its audit services is compatible with maintaining that firm's independence and has determined that it is. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

                                   Audit Committee:

                                   Andrea Pugh, Chair
                                   Anthony F. Ceddia
                                   Denver L. Tuckey
                                   John S. Ward

Compensation of Directors

      Directors' Fees. During 2003, each director of the Company received $600.00 for each meeting of the Company Board of Directors attended and $250.00 for each committee meeting attended. Each director of Orrstown Bank was paid an annual retainer fee of $7,500.00 and a fee of $600.00 for each meeting attended. Non-employee directors of the Bank also receive $250.00 for each committee meeting attended. In addition, in 2003 the Chairman of the Board of the Bank received an annual fee of $10,500, the Vice Chairman received an annual fee of $8,500 and the Secretary received an annual fee of $7,500.

      Deferred Compensation Plan. In 1995, the Company and Orrstown Bank established a non-qualified deferred compensation plan for directors. Participation in the plan is voluntary. Kenneth R. Shoemaker, President and Chief Executive Officer of the Company and the Bank, and Stephen C. Oldt, Executive Vice President and Chief Operating Officer of the Bank, also participate in the Plan. Each participant may elect each year to defer all or a portion of his or her directors' fees or, in the case of Messrs. Shoemaker and Oldt, base salary. Those deferring compensation must begin withdrawals from the plan by age 75. The amounts deferred are invested in a rabbi trust with the trust department of Orrstown Bank as trustee. The participants direct the investment of their own accounts and there is no guarantee as to investment performance. Growth of each participant's account is a result of investment performance and not as a result of an interest factor or interest formula established by the participant.

     In addition, Orrstown Bank has a separate deferred compensation arrangement with seven of its directors or former members of its Board of Directors whereby a director or his or her beneficiaries will receive a monthly benefit beginning at age 65. The arrangement is funded by an amount of life insurance on each participating director calculated to meet the Bank's obligations under the compensation agreement. The cash value of future benefits to be paid, which are included in other liabilities on the Company's consolidated balance sheet, amounted to $122,029 at December 31, 2003. Annual expense of $12,325 was charged to operations for 2003.

      Directors Retirement Plan. In 1998 Orrstown Bank established a director's retirement plan which provides participating directors a $12,000 per year benefit (indexed for inflation by 4.00% per year until payments commence) for the lesser of ten years or the number of years served. This program encourages current directors to continue to serve as directors and enables the Bank to reward its long-serving directors for their valuable services.

      Non-Employee Director Stock Option Plan of 2000. On January 27, 2000, the Board of Directors of the Company approved the Orrstown Financial Services, Inc. Non-Employee Director Stock Option Plan of 2000. The Directors' Option Plan is a formula plan under which options to purchase shares of Company Common Stock are granted each year to directors in office on April 1. The number of options granted each year is based on the Company's return on average equity for the most recent fiscal year. All options have a term of 10 years from the regular grant date, are fully exercisable from the regular grant date and have an exercise price equal to the "fair market value" of Company Common Stock as of the date of the grant of the option. As long as shares of Company Common Stock are traded over-the-counter and quotations for the shares appear on the NASD's OTC Bulletin Board service, "fair market value" will mean the average of the average of the daily high bid and low offer quotations for shares of Company Common Stock reported through the OTC Bulletin Board service for the 10 trading days immediately preceding the date of the grant of the option. If no bid or no offer quotations are available during the 10 day pricing period, then "fair market value" will mean the price of the last trade reported for the shares through the OTC Bulletin Board service. If a director "retires," whether as a result of reaching mandatory retirement age, or under any other circumstances the Board of Directors, in its discretion, may determine to constitute retirement, the options previously granted to the director will expire at their scheduled expiration date. If a director's service as a director terminates for any other reason, the options previously granted to the director will expire six months after the date of termination of service unless scheduled to expire sooner. In April 2003, each director, except Mr. Shoemaker, was granted an option covering 566 shares of Company Common Stock at an exercise price of $22.90 per share (both the number of shares and the exercise price have been restated to reflect the 2 for 1 stock split paid February 10, 2004).

Report on Executive Compensation

      The Company does not have a compensation committee and no compensation was
paid  to  executive  officers  of the Company  by  the  Company  in  2003.   All
compensation was paid by the Bank.

      The Executive Committee of the Bank, composed of three non-employee Directors of the Bank and Kenneth R. Shoemaker, President and Chief Executive Officer of the Company and the Bank, conducts a full review each year of the Bank's executive compensation programs and is responsible for making recommendations to the full Board of Directors. Mr. Shoemaker does not participate in the Committee's evaluation of his performance for purposes of his compensation. With respect to other executive officers, the Committee considers the recommendations of Mr. Shoemaker before making final recommendations to the Board of Directors.

     The Bank's executive compensation program has four main components:

      Base Salary. The Executive Committee determines base salaries for executive officers based upon competitive pay practices of other banks of similar size on a regional basis for similar positions and responsibilities.

The Executive Committee obtains comparisons of base salaries paid by other banks from various sources, including L. R. Webber Associates, a Holidaysburg, Pennsylvania consulting firm. Annually, the Executive Committee recommends changes in base salaries of executive officers based on its evaluation of past performance, job duties, scope and responsibilities and expected future contributions. In determining the level of base salary, an individual's personal performance in achieving previously established goals is the most important factor.

     Executive Incentive Plan. The Executive Committee also oversees the Bank's Executive Incentive Plan established in 1998. The purpose of the Plan is to support and promote the pursuit of the Bank's organizational objectives and financial goals through the payment of annual cash bonuses to executive officers and other key employees. Under the Plan, the percentage increase in earnings for the year is given a 75% weighting and the percentage increase in funds (deposits and short-term purchased funds) for the year is given a 25% weighting. The resulting percentage factors are then added together, resulting in a bonus percentage factor to be applied to an executive's salary to determine the amount of his or her bonus. For example, a 10% increase in earnings and a 20% increase in funds would result in a 12.5% bonus percentage factor (10% x .75 = 7.5%, 20% x .25 = 5%; 7.5% + 5% = 12.5%). Assuming a base salary of $100,000, the amount of the bonus would be $12,500. Under the Plan, the Bank will pay out 50% of the bonus amount in the year to which the bonus relates, 25% in the next year and 25% in the second year. Thus, the amounts reported below in the Summary Compensation Table as paid in 2003 pursuant to the Executive Incentive Plan include 50% of the bonus amount earned in 2003, 25% of the bonus amount earned in 2002 and 25% of the bonus amount earned in 2001. The bonus amounts as to which payment is deferred to subsequent years are not vested and will be forfeited by an employee whose employment with the Bank is terminated prior to payment of the deferred amounts. In addition, in 2001, 2002 and 2003, the Board of Directors determined, within its discretion under the Plan, to actually fund bonuses under the Plan at the rate of 50% of the bonus amount calculated pursuant to the principles described above. The Executive Committee and the Board of Directors have complete discretion as to whom bonuses will be awarded under the Plan and have the further discretion to award bonuses in excess of the amounts calculated pursuant to the Plan.

     Stock Options. On January 27, 2000, the Board of Directors of the Company unanimously approved and adopted the Employee Stock Option Plan of 2000. The Stock Option Plan was ratified by the shareholders at the 2000 Annual Meeting. The purpose of the Stock Option Plan is to promote the long term success of the Company and the creation of shareholder value by providing additional incentives to those officers and key employees who are in a position to contribute to the long term growth and profitability of the Company; assist the Company to attract, retain and motivate key personnel with experience and ability; and link employees receiving stock options directly to shareholder interests through increased stock ownership.

     The Executive Committee, on behalf of the Board of Directors, administers the Stock Option Plan, and determines the number of shares to be covered by each option, the term of the option, the period of time for options to vest after grant, if any, and other terms and limitations applicable to the exercise of the option. All options awarded under the Stock Option Plan are exercisable at an option price equal to the "fair market value" of the Company's common stock at the date of grant of the option. As long as shares of Company common stock are
traded                                 over                                  the

counter and quotations for the shares appear on the NASD's OTC Bulletin Board service, "fair market value" shall mean the average of the daily high bid and low offer quotations for shares of Company common stock reported through the OTC Bulletin Board service for the 10 trading days immediately preceding the relevant date. If no bid or no offer quotations are available during the 10 day pricing period, then "fair market value" will mean the price of the last trade reported for the shares through the OTC Bulletin Board service. Grants to officers of the Company and other key employees are based on criteria established by the Executive Committee including, past performance, job duties, scope and responsibilities and contributions to overall Company performance.

     Deferred Compensation and Supplemental Benefit Programs. The Bank has established certain deferred compensation and supplemental benefit programs described elsewhere in this proxy statement for certain of its executive officers. The purposes of these programs are to provide to those executive officers an economic incentive for long term service to the Company and the Bank. The Executive Committee believes that these programs are competitive with those offered by other banks of similar size on a regional basis.

      Chief Executive Officer Compensation. Mr. Shoemaker's compensation for 2003 was established based upon the same factors and policies used to establish compensation for executive officers generally.

                                        Executive Committee:

                                        Jeffrey W. Coy, Chairman
                                        Kenneth R. Shoemaker
                                        Denver L. Tuckey
                                        Joel R. Zullinger

Company Performance

      The following graph shows a five-year comparison of the cumulative total return on Company Common Stock as compared to two other indexes: the S&P 500
Index and an index of banks with assets of under $500 million in assets. For 2001, 2002 and 2003, shareholder returns on Company Common Stock are based upon trades reported by the National Association of Securities Dealers' Inc.'s OTC Bulletin Board service. For prior years, shareholder returns on Company Common Stock are based upon reports to the Company by shareholders that bought or sold shares during the indicated periods. The Company is not aware of all prices at which shares traded during such periods. The shareholder returns shown in the graph are not necessarily indicative of future performance.

                                                         Period Ending
 Index                              12/31/98  12/31/99 12/31/00  12/31/01 12/31/02  12/31/03
 Orrstown Financial Services, Inc.   100.00     150.93   161.22    167.65   205.37   311.81
 S&P 500                             100.00     121.11   110.34     97.32    75.75    97.40
 SNL <$500M Bank Index               100.00      92.57    89.30    123.53   158.20   230.92

The  performance  illustrated assumes that $100 was invested in  Company  Common
Stock and each index on December 31, 1998 and that all dividends were reinvested.

Executive Compensation
      Summary of Compensation. The following table shows cash and other compensation paid or accrued during the last three fiscal years to the Company's Chief Executive Officer and other executive officers who received total annual salary and bonus exceeding $100,000 in 2003.

                           SUMMARY COMPENSATION TABLE


                                  Annual           Long-Term
                              Compensation(1)     Compensation

                                                   Securities
                                                   Underlying   All other
Name and principal   Fiscal  Salary                 Options    Compensation
     position         Year    (2)      Bonus(3)       (4)          (5)


Kenneth R.            2003  $185,000   $30,000       8,400        $78,683
Shoemaker,            2002   175,000                 8,400         68,526
President and Chief   2001              30,000       8,378         72,246
Executive Officer            160,000
                                        25,000

Philip E. Fague,      2003  $120,000   $15,000       4,500        $26,880
Executive Vice        2002   110,000                 4,724         23,344
President and Chief   2001              15,000       4,410         22,137
Sales and Service            97,500
Officer                                 15,000


Stephen C. Oldt,      2003  $120,000   $15,000       3,000        $50,987
Executive Vice        2002                           2,624         44,518
President and Chief   2001   110,000    10,000       2,204         46,404
Operations Officer
                             100,000    15,000

Bradley S. Everly,    2003  $113,000      $          3,000        $34,352
Senior Vice           2002   110,000    10,000       2,624         29,486
President and Chief   2001   110,000                 2,204         33,874
Financial Officer                       10,000

                                        10,032

Jeffrey W. Embly,     2003   $93,000      $          4,000        $16,275
Vice President and    2002    88,000    10,000       4,200         15,400
Senior Loan Officer   2001    80,000                 4,410         14,000
                                        10,000

                                        10,000

-----------------------------------------------------------------------------

(1) None of the named executive officers received perquisites and other personal benefits in excess of 10% of total annual salary and bonuses.
(2) Amounts shown include compensation earned and received as well as amounts earned but deferred at the election of the executive officer.
(3)  Includes bonuses earned in 2003 under the Executive Incentive Plan.
(4)  Restated to reflect the 2 for 1 stock split paid February 10, 2004.
(5) Includes for 2003 for Messrs. Shoemaker, Fague, Oldt, Everly and Embly, respectively, the following compensation amounts: (i) profit sharing
     contributions,  $27,822,  $18,174,  $18,000,  $16,950  and  $13,950;   (ii)
     matching  contributions to the 401(k) plan; $5,288, $3,635, $3,600,  $3,390 and $2,325; (iii) the present value of the economic benefit to the executive from premiums paid by the Company to purchase split dollar life insurance contracts under the Company's salary continuation plan for Messrs. Shoemaker, Fague, Oldt and Everly, respectively, $44,447, $3,755, $28,757 and $13,736; (iv) the amount of premiums paid by the Company for death benefit in excess of $50,000 under the Company's group term life replacement plan for Messrs. Shoemaker, Fague, Oldt and Everly, respectively, $644, $153, $630 and $226; and (v) cash payments in lieu of benefits under the Company's cafeteria plan not selected by Mr. Shoemaker, $482, or by Mr. Fague, $1,163.

     Option Grants in 2003. The following table shows all grants of stock options to the executive officers named in the Summary Compensation Table under the Company's Employee Stock Option Plan of 2000.

                           Individual Grants
                      ------------------------------------------

                                  % of total
                        No. of      options
                      Securities  granted to   Exercise
                      Underlying   employees     Price                   Grant
                        Options    in fiscal   ($/share)  Expiration     Date
         Name         granted (1)    year         (1)        Date       Present
                                                                       Value (2)
  ------------------------------------------------------------------------------

  Kenneth R. Shoemaker      8,400      18.88%      $27.26     6/26/13    $57,330
  Philip E.Fague            4,500      10.11%      $27.26     6/26/13    $30,713
  Stephen C. Oldt           3,000       6.74%      $27.26     6/26/13    $20,475
  Bradley S. Everly         3,000       6.74%      $27.26     6/26/13    $20,475
  Jeffrey W. Embly          4,000       8.99%      $27.26     6/26/13    $27,300

-----------------------------------------------------------------------------


(1)  Restated to reflect the 2 for 1 stock split paid February 10, 2004.
(2) Based on the Black-Scholes model adapted for use in valuing executive stock options. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. In determining the Black-Scholes value, the following underlying assumptions were used: (i) stock price volatility represents the standard deviation in stock prices for Company Common Stock during the 12 month period prior to grant of the option (20.84%); (ii) dividend yield represents the cumulative dividends per share for the 12 month period prior to grant of the option, divided by the average monthly price of Company Common Stock over the same period (1.4%); (iii) the risk-free rate of return represents the average monthly yield on US Treasury Notes maturing within 9 to 10 years after the date of grant (3.4%); and, (iv) option term represents the period from the date of grant of the option to the expiration of the term of the option.

     Aggregated  Option  Exercises  in 2003 and  Year-end  Option  Values.   The
following table shows information for the executive officers named in the Summary Compensation Table regarding exercises of options by them during 2003 and the number and value of unexercised options held by them at December 31, 2003. All information reported in the table and accompanying footnotes has been restated to reflect the 2 for 1 stock split paid February 10, 2004.

                                    Number of securities
                                   underlying unexercised         Value of unexercised in-the-
                                     options at year end         money options at year end($)(2)
            Shares
           Acquired   Value
              on     Realized  Exercisable      Unexercisable    Exercisable     Unexercisable
  Name     exercise    (1)
                - -       - -      33,998          - -               $ 431,673         - -
Kenneth
R.
Shoemaker
                - -                18,044          - -               $ 227,671         - -
Philip E.                 - -
Fague
                                    7,828          - -               $  85,420         - -
Stephen       2,204   $36,355
C.
Oldt
                - -       - -      12,238          - -               $ 158,163         - -
Bradley
S.
Everly
                - -       - -      17,020          - -               $ 217,972         - -
Jeffrey
W.
Embly

-----------------------------------------------------------------------------
(1) The "Value Realized" is equal to the difference between the option exercise price ($17.01, restated to reflect the 2 for 1 stock split paid February 10, 2004) and the "fair market value" of Company's Common Stock on the date of exercise, determined under the terms of the Company's Employee Stock Option Plan of 2000 to be the price of the last trade reported through the OTC Bulletin Board service ($33.50 per share, restated to reflect the 2 for 1 stock split paid February 10, 2004).
(2) Represents the difference between the option exercise price and the "fair market value" of Company Common Stock on December 31, 2003, determined under the terms of the Company's Employee Stock Option Plan of 2000 to be the price of the last trade reported through the OTC Bulletin Board service ($33.50 per share, restated to reflect the 2 for 1 stock split paid February 10, 2004).

      Retirement Benefits. In 1988 Orrstown Bank established a profit sharing plan covering all employees who have attained age 21, completed one year of service and have worked for 1,000 hours or more during the plan year. Upon becoming eligible to participate in the plan, an employee is fully vested.
Contributions to the plan are based on bank performance and are at the discretion of the Bank's Board of Director's. Substantially all of the Bank's employees are covered by the plan. The total amount allocated in 2003 to the executive officers identified in the Summary Compensation Table was $94,896.

      In 1992 the Bank established a 401(k) plan for its employees. The Bank makes annual matching contributions of up to 50% of employee contributions to the plan. The total amount allocated in 2003 to the executive officers identified in the Summary Compensation Table was $18,238.

      In 1998, the Bank's Board of Directors established salary continuation plans for Kenneth R. Shoemaker, Bradley S. Everly, Stephen C. Oldt and Philip E. Fague, in order to provide them with supplemental retirement income so that when combined with Social Security and amounts available under the Bank's profit sharing and 401(k) plan, they will be provided a total retirement income equal in amount to 70% of final annual salary. In projecting the amount of an employee's final annual salary, annual salary was assumed to increase at the rate of 5% per year. Vesting in the benefits of the salary continuation plans is determined within the discretion of the Board of Directors. As a result, an intended purpose of the plans is to provide an incentive to such persons to continue in the employ of the Bank.

      In 1998, the Bank's Board of Directors also established an officer group term replacement plan for the benefit of Messrs. Shoemaker, Everly, Oldt and Fague. This plan provides participating officers with a benefit equal to two times current salary with no cap. Under the plan the officer receives the same coverage as he currently receives under the Bank's group term plan at less cost to the Bank while the officer is employed. The officer receives continued coverage after retirement for a small annual charge. The post-retirement coverage will approximate two times annual salary (not to exceed the net coverage purchased).

      Change in Control Agreement. The Company and the Bank have entered into a change in control agreement with Mr. Shoemaker. The agreement generally provides that in the event of termination of Mr. Shoemaker's employment (other than for cause) with the Company or the Bank under certain circumstances following a "change in control" of the Company or the Bank, Mr. Shoemaker will be entitled to receive continued payment of his annual cash compensation for three years. If Mr. Shoemaker would obtain other employment at any time during the three year period, his compensation from his new employer would be offset against the amounts to be paid to him under the agreement. The agreement also provides that the Company will continue to provide Mr. Shoemaker with available insurance coverages in effect at the time of his termination pursuant to a change in control for a period of three years, offset by coverage for any subsequent employment, or until he reaches age 65. For purposes of the agreement a "change in control" is defined to include an acquisition of 20% or more of the outstanding voting securities of the Company; a merger or consolidation of the Company or the Bank if, as a result of the transaction, less than 50% of the voting securities of the surviving corporation are owned by the former shareholders of the Company; a sale of substantially all the assets of the Company; or the occurrence of any other event designated by a majority of the non-employee directors to constitute a change in control for purposes of the Agreement.


Transactions with Management

     During 2003 some of the directors and executive officers of the Company and the Bank, members of their immediate families and some of the companies with which they are associated, had banking transactions in the ordinary course of business with the Bank and may be expected to have similar transactions in the future. These transactions were made on substantially the same terms, including interest rates, collateral requirements and repayment terms, as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features.

      During 2003, Snokes Excavating & Paving, Inc., of which Glenn W. Snoke, a Director of the Company and the Bank, is President, performed certain paving and excavating services in the ordinary course of business on behalf of the Bank, directly, and pursuant to a subcontract with the Bank's general contractor in connection with the construction of a new branch office of the Bank. The total amounts paid to Snokes Excavating & Paving, Inc. for such services in 2003, whether directly or indirectly through the Bank's general contractor, were $67,456.

Independent Certified Public Accountants

     The Board of Directors again has selected Smith Elliott Kearns & Company, LLC, as the Company's independent certified public accountants for 2004. Representatives of the firm are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     Audit Fees and Non-Audit Fees. Aggregate fees billed for professional services rendered for the Company and the Bank by Smith Elliott Kearns &
Company, LLC, as of and for the fiscal years ended December 31, 2003 and 2002 are set forth below:



                            2003         2002

     Audit Fees          $23,175        $23,150
     Audit Related Fees      540              0
     Tax Fees                560              0
     All Other Fees            0              0

          TOTAL          $24,275        $23,150

      Audit Fees for 2003 and 2002 were for professional services rendered for the audits of the consolidated financial statements of the Company, quarterly review of the financial statements included in the Company's Quarterly Reports on Form 10-Q, consents and other assistance required to complete the year end-audit of the consolidated financial statements, and in the preparation of the Company's Annual Report on Form 10-K.

      Audit-Related Fees for 2003 were for advice in connection with the reporting of stock options granted pursuant to the Company's Employee Stock Option Plan of 2000 and the Non-Employee Director Stock Option Plan.

      Tax Fees for 2003 were for assistance in the preparation of a petition for a refund of Pennsylvania sales taxes.

     All of services for which Audit-Related Fees and Tax Fees were paid in 2003 were approved by the Audit Committee pursuant to the de minimus exception provided by Rule 2-01(c)(7)(i)(C) of SEC Regulation S-X

      Smith Elliott Kearns & Company, LLC also performs certain administrative and regulatory compliance related services on behalf of certain retirement plan accounts for which the Bank acts as custodian. Discretion with respect to the engagement of Smith Elliott Kearns & Company, LLC is vested in each plan administrator and the fees paid to Smith Elliott Kearns & Company, LLC for such services are expenses of and paid from the funds of each of the respective retirement accounts. Such fees are not included among the fees reported above.

Shareholder Communications with the Board of Directors

      The Company does not have a formal process by which shareholders may send communications to the Board of Directors. As a matter of practice, shareholder communications received by the Company are included under the topic
"Correspondence" with the Board meeting materials routinely furnished by management to Directors in connection with meetings of the Board of Directors. In addition, shareholder communications determined by the Chief Executive Officer, in his discretion, to require immediate attention, also are promptly furnished by him to the Chairman. When and as appropriate, the Company seeks to provide a timely response to shareholder communications it receives.


ITEM 2 - APPROVE AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 10 MILLION SHARES TO 50 MILLION SHARES


      The Company's Articles of Incorporation currently provide for 10 million authorized shares of common stock with no par value and 500,000 shares of preferred stock with a par value of $1.25 per share. As of March 1, 2004 there were 5,097,249 shares of common stock outstanding, after giving effect to the 2 for 1 stock split declared January 2, 2004 and paid to shareholders on February 10, 2004. In addition, the Company has reserved shares of common stock for issuance pursuant to its dividend reinvestment plan, employee stock option plan, non-employee director stock option plan and employee stock purchase plan. Currently no preferred shares have been issued or are outstanding.

Proposed Amendment

     The proposed amendment would increase the number of authorized shares of common stock from 10 million shares to 50 million shares. The full text of the amendment is as follows:

      "Section 6(a)(i) of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          '(i)   50,000,000 shares of common stock with no par value.'"

All other provisions of the Articles of Incorporation will remain unaffected and in full force and effect. No change is being proposed with respect to preferred shares.

      All shares of common stock, including those currently authorized and those which would be authorized by the proposed amendment, are equal in rank and have the same voting, dividend and liquidation rights. There are no preemptive rights associated with the Company's common stock.

Reasons for the Proposed Increase in Common Shares

     The Board of Directors believes that the proposed increase in the number of authorized shares of common stock is desirable so that a sufficient number of shares of common stock will be available for issuance from time to time without further action or authorization by the shareholders. The additional authorized shares of common stock may be used as consideration in acquisitions, in connection with equity financing, stock splits, dividends, employee and non-employee director benefit plans, dividend reinvestment plans and other corporate purposes determined by the Board of Directors to be in the best interests of the Company.

      The Board of Directors has no present plans, arrangements, or undertakings for the issuance of the additional shares of common stock and the Company does not now have any written agreements, understandings or arrangements with respect to any material acquisitions for which the additional shares of common stock would be needed. The recent 2 for 1 stock split, however, demonstrates the need to provide for additional shares of common stock. With 5,074,021 shares of common stock now outstanding, the Company could not again split its shares on a 2 for 1 basis without providing for additional shares. The Board of Directors has determined that it would be appropriate now to increase the number of authorized shares to 50 million, rather than to some lesser number, in order to provide for a sufficient number of shares that would accommodate up to three additional 2 for 1 stock splits, plus an additional number of shares that might be issued for other appropriate purposes, without having to again amend the Articles of Incorporation.

      The authorization of the additional shares will not, by itself, have any effect on the rights of the Company's shareholders. The issuance of additional shares for corporate purposes other than a stock dividend or stock split could have, among other things, a dilutive effect on earnings per share and on the equity percentage and voting power of shareholders at the time of issuance. In addition, the increase in the number of authorized shares could render more difficult under certain circumstances or discourage an attempt to obtain control of the Company, whether through a tender offer or otherwise, by, for example, the issuance of such shares in order to dilute the share ownership of the person attempting to obtain control. This proposal, however, is not being made in response to any effort of which the Company is aware to accumulate shares or obtain control of the Company.


Effective Date

     If the proposed amendment is approved by the shareholders, it will become effective on the date upon which the necessary filings are made with the Pennsylvania Secretary of State. Such filings will be made as soon as practicable following shareholder approval.

Vote Required

     The affirmative vote of a majority of the votes cast is required to approve the proposed amendment.

Board Recommendation

      The Board of Directors recommends a vote FOR approval of the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 10 million to 50 million.






                                   APPENDIX A


Revised: August 28, 2003



                        ORRSTOWN FINANCIAL SERVICES, INC.
                             AUDIT COMMITTEE CHARTER



The Board of Directors shall elect the Audit Committee at the annual reorganization meeting of Orrstown Financial Services, Inc. (the Corporation). In accordance with the by-laws of the Corporation, the Audit Committee is established as a subcommittee reporting periodically to the Board of Directors. The Audit Committee shall be composed of no less than three directors who are independent of management of the Corporation as outlined by the Securities and Exchange Commission (SEC) and NASDAQ and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of judgment as a committee member. At least one member of the audit committee must have accounting or related financial management expertise as the Board interprets such qualifications in its business judgment.

The Audit Committee shall provide assistance to the Board in fulfilling their responsibilities to the shareholders. Principally, these responsibilities entail assessing the effectiveness of the internal control system over financial reporting, reviewing adherence to policies / procedures and assuring the safeguarding of all corporate assets. In so doing, it is the responsibility of the Audit Committee to maintain open lines of communications between the Board of Directors, external auditors, internal auditors, and the senior management of the Corporation. Both the internal auditors and external auditors are authorized to communicate directly with the committee if necessary.

In carrying out these responsibilities, the Audit Committee will:

  1. Retain the final authority for the appointment, compensation, retention and oversight of the external auditor including approval of all audit engagement fees and related terms. Pre-approve all audit, review or attest services and any permitted non-audit services performed by the external auditor.

  2. Meet with the external auditors and financial management of the Corporation to review the scope of the annual audit for the current year and at the conclusion thereof, review such audit findings. This review will include both the external auditor's recommendations and the related management response.

  3. Review with the external auditors and corporate management the adequacy and effectiveness of the internal financial and accounting controls of the Corporation and elicit any recommendations that they may have for the improvement of such control procedures. Particular attention should be given to the adequacy of such controls to expose any payments, transactions or other procedures, which might be deemed illegal or otherwise improper. Further, the Audit Committee should periodically review corporate policy statements in terms of their adequately representing the Corporation's Code of Conduct and Business Ethics Policy and the Corporation's Financial Code of Ethics.

  4. Review and disclose the required information in the annual proxy statement as outlined by the SEC.

  5. Review and recommend to the Board the appointment of a competent outsourcing vendor for internal audit services and/or in-house staff.
     If an outsourcing vendor is utilized, the Audit Committee will utilize the guidance from the Interagency Policy Statement on the Internal Audit Function and its Outsourcing in the selection and oversight of the outsourced activities.

  6. Review and approve the Internal Audit Department's proposed audit schedule for the coming year and the coordination of such programs with the external auditors' year-end requirements. Particular attention should be given to maintaining the best effective balance between external and internal auditing resources.

  7. Monitor the activities of the Internal Audit Department and ensure that the Internal Audit Department adequately discharges responsibilities for the examination, review, and reporting to the Audit Committee that:

       a) Internal accounting and financial controls of the various areas are adequate and efficient and can be relied upon to produce accurate financial information.

       b) Internal controls adequately safeguard the assets of the Corporation.

       c) Financial records of the operational areas are complete and accurate and are in conformity with corporate policy, generally accepted accounting principles, and requirements of the various regulatory bodies.

       d) Operational areas are in compliance with FDIC, FRB, and all other Federal and State laws and regulations.

       e) Control over the development, maintenance, and operation of EDP systems are sufficient to ensure the accuracy, security, and completeness of data processing results.

  8. Prior to each periodic meeting, the Audit Committee will be provided a report prepared by Internal Audit, which outlines the findings of all audit engagements completed during the period.

  9. Review all reports on examinations made by the various regulatory agencies and evaluate management's responses to them.

  10.Establish "Whistleblower" procedures concerning accounting, internal control and/or auditing matters.

  11.Review financial statement filings with the SEC prior to their submission including the 10-K Annual Report and 10-Q Quarterly Reports.

  12.Submit minutes of Audit Committee meetings to the Board of Directors at the next regular Board meeting.


The foregoing list of functions is not intended to limit the Committee in fulfilling its responsibilities, but rather is intended to provide an overview of the principal duties to be performed by the Committee.

In performance of its duties, the Committee shall meet at least four times per year and have full use of the Corporation's internal audit resources and engage, if necessary, at the Corporation's expense, independent counsel and/or other advisors as necessary, to advise the Committee in discharging its duties.







                   [ ORRSTOWN FINANCIAL SERVICES, INC. LOGO ]



This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Patricia A. Corwell and Robert B. Russell, or either of them, each with full power of substitution as attorneys and proxies of the undersigned to vote all Orrstown Financial Services, Inc. Common Stock of the undersigned at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 4, 2004, at 9:00 A.M., in the King Street Conference Room of the Orrstown Bank Administrative Center located at 77 East King Street, Shippensburg, Pennsylvania, and at any adjournment of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting.

Where a vote is not specified, the proxies will vote shares represented by this Proxy FOR the election of all three nominees for director to Class B and FOR Proxy Item 2 and will vote in accordance with the directions of Company management on such other matters that may properly come before the meeting.

Please mark your votes as indicated in this example              [X]

Proxy Item 1 - Election of three directors to Class B to serve for a three (3)
year term.   Nominees:  Gregory A. Rosenberry, Glenn W. Snoke and Denver L.
Tuckey.

     FOR all nominees listed herein     WITHHOLD AUTHORITY
     (except as withheld) in space      to vote for all nominees listed
     provided                           herein

              [      ]                           [       ]

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
-----------------------------------------------------------------------------

Proxy Item 2 - Approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 10 million shares to 50 million shares.

          FOR                                    AGAINST    ABSTAIN

        [       ]                               [       ]  [       ]

Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., full title as such should be shown. For joint accounts, each joint owner should sign. If more than one trustee is listed, all trustees should sign, unless one trustee has power to sign for all.

                                    (Signature of Shareholder)
-----------------------------------
                                    (Signature of Shareholder)
------------------------------------
Dated:                        , 2004
       -----------------------